                                                                     Exhibit 9.1

                             AMENDED AND RESTATED
                            VOTING TRUST AGREEMENT

     This Agreement, made as of the 31/st/ day of January, 2000 and amended and restated as of the 18/th/ day of April, 2001, between such owners of shares of Common Stock of Bcom3 Group, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A., and formerly known as BDM, Inc. (hereinafter called the "Company"), as may become parties hereto in the manner hereinafter provided (hereinafter collectively called the "Stockholders"), and Richard Fizdale, Roger Haupt, Roy Bostock, Craig Brown and any other voting trustees appointed hereunder (hereinafter called the "Voting Trustees"), witnesseth:

     In consideration of the covenants hereinafter contained, it is agreed as follows:

     Section 1. Open to all Holders of Common Stock. Any owner or holder of shares of Common Stock of the Company (the "Common Stock"), now or hereafter outstanding, may at any time become a party to this Agreement by signing this Agreement and by causing to be issued and delivered or by assigning, transferring and delivering or causing to be assigned, transferred and delivered to the Voting Trustees at the principal office of the Company in Chicago, certificates for his/her shares of Common Stock and by accepting in respect thereof a trust certificate or certificates, provided that delivery of certificates for shares of Common Stock may be made at such other place as may be designated by the Voting Trustees. Such issue or transfer and delivery of certificates and the acceptance therefor of a trust certificate or certificates, shall have the same force and effect as though such Stockholder had in fact subscribed his/her name to this Agreement. A Stockholder who signs this Agreement shall be obligated to deposit hereunder all of the shares of the Common Stock of the Company owned by such Stockholder and all such shares acquired by the Stockholder during the term of this Agreement.

     Section 2. Trust Certificates to be Issued. The Voting Trustees shall hold and shall dispose of, under and pursuant to the terms and conditions of this Agreement, all certificates for shares of Common Stock of the Company which may now or hereafter from time to time be delivered hereunder by or for the account of the Stockholders; and the Voting Trustees, in exchange for the shares of Common Stock of the Company issued or transferred and delivered to them hereunder, will cause to be issued and delivered to the Stockholders transferring the same, Common Stock trust certificates (herein sometimes called "Trust Certificates") in substantially the following form:


                           Voting Trust Certificate
                        Bcom3 Group, Inc. Voting Trust


                                  Stockholder

No.
                                                                          Shares

     This is to certify that there have been deposited with the Voting Trustees under the Voting Trust Agreement hereinafter mentioned certificates for the number of fully paid and non-assessable shares, $.01 par value per share, of the Common Stock of Bcom3 Group, Inc., a Delaware corporation (hereinafter called the "Company"), set out above, and that the person named above is entitled to all the benefits and interests specified in said Voting Trust Agreement arising from the deposit of said shares, all as provided in and subject to the terms of said Voting Trust Agreement, to which reference is hereby made.

     Subject to Agreement. This certificate is issued under and pursuant to, and the rights of the holder hereof are subject to and are limited by, the terms and conditions of a certain Voting Trust Agreement, dated the 31/st/ day of January, 2000 (as the same may be amended, modified or supplemented from time to time in accordance with its terms), copies of which are on file at the office of the Company, to the terms and conditions of which the holder hereof assents. This certificate is transferable on the books of the Voting Trustees by the registered holder hereof, in person or by duly authorized attorney, subject to the rules established for that purpose by the Voting Trustees, upon surrender of this certificate, properly endorsed, and subject to the Company Stock Purchase Agreement (as defined in the Voting Trust Agreement).

     Termination. This Agreement shall have an unlimited duration; provided, however, that at any time, either the Voting Trustees or the holders of record of trust certificates may terminate the Voting Trust Agreement on the terms set forth therein.

     SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND CIRCUMSTANCES UNDER WHICH THIS CERTIFICATE MAY BE CANCELED.

     IN WITNESS WHEREOF, the Voting Trustees, by their duly appointed agent,
have executed this certificate this day of       ,          .


                                By: _____________________, Agent


                  (The following legends are to appear on the
                       reverse side of the certificate.)

     THE RIGHTS OF THE HOLDER OF THIS CERTIFICATE ARE SUBJECT TO AND ARE LIMITED BY THE TERMS AND CONDITIONS OF THE COMPANY STOCK PURCHASE AGREEMENT (AS DEFINED IN SECTION 4 OF THE VOTING TRUST AGREEMENT), A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY, TO THE TERMS AND CONDITIONS OF WHICH THE HOLDER HEREOF ASSENTS. THE COMPANY STOCK PURCHASE AGREEMENT CONTAINS RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN "APPLICABLE EVENTS" AS DESCRIBED IN THE COMPANY STOCK PURCHASE AGREEMENT, THIS CERTIFICATE SHALL BECOME CANCELED UPON THE BOOKS OF THE VOTING TRUSTEES; THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE SHALL BE TRANSFERRED TO THE COMPANY; AND THE RIGHTS OF THE HOLDER OF THIS CERTIFICATE SHALL BE THOSE AS STATED IN THE COMPANY STOCK PURCHASE AGREEMENT ENTERED INTO BY THE HOLDER OF THIS CERTIFICATE OR HIS/HER PREDECESSORS IN TITLE.

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAW. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED A SATISFACTORY LEGAL OPINION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     Section 3. Trust Certificates.

     (a) The Voting Trustees may cause to be issued hereunder temporary printed or typewritten trust certificates conforming generally to the form hereinbefore set forth and may cause the same to be exchanged for definitive trust certificates in substantially said form, when the same are prepared.

     (b) The Voting Trustees may execute any or all trust certificates by an agent constituted the agent of the Voting Trustees for such purpose; or, when authorized by the Voting Trustees, the trust certificates may be executed by any one or more of the Voting Trustees on behalf of all of said Voting Trustees.

     (c) The Voting Trustees, under such regulations with respect to indemnity and otherwise as they may, in their absolute discretion, prescribe, may provide for the issue and delivery of new trust certificates in lieu of lost, stolen or destroyed trust certificates or in exchange for mutilated trust certificates.

     Section 4. Transfer.

     (a) The trust certificates issued by the Voting Trustees hereunder may be transferred on the books of the Voting Trustees upon the surrender of such certificates properly endorsed by the registered holders thereof, in person or by attorney duly authorized, according to the rules established for that purpose by the Voting Trustees, but subject to the provisions of the Stock Purchase Agreement between the Company and its Stockholders and as it may be amended from time to time (the "Company Stock Purchase Agreement").

     (b) If any person tenders for registration of transfer a certificate issued under this Agreement and the Voting Trustees shall be advised by the Company that the transfer is not a "Permitted Transfer" within the meaning of the Company Stock Purchase Agreement, the Voting Trustees are hereby authorized and directed by the Stockholder to refuse to register such transfer and to deliver such certificate only to the Stockholder or to a transferee which the Company shall have advised the Voting Trustees to be a transferee pursuant to a Permitted Transfer as referred to above.

     (c) Every transferee of a trust certificate or certificates issued hereunder shall by the acceptance of such trust certificate or certificates become a party hereto with like effect as though an original party hereto, and shall be included within the meaning of the term "Stockholders" wherever used herein.

     (d) In connection with, and as a condition of, making or permitting any transfer or delivery of stock certificates or other securities or trust certificates under any provision of this Agreement, the Voting Trustees may require the payment of a sum sufficient to pay or reimburse them for any stamp tax or other governmental charge in connection therewith. The transfer books for trust certificates may be closed by the Voting Trustees at any time prior to the setting of a record date for the payment or distribution of dividends, or for any other purpose; or the Voting Trustees, in their discretion, in lieu of closing the transfer books, may fix a date as the day as of which the holders of trust certificates entitled to such payment or distribution or for such other purpose as shall be determined.

     Section 5. Stock in Names of Voting Trustees. The Voting Trustees shall cause all shares of stock deposited with them hereunder to be transferred on the books of the Company into the names of the Voting Trustees, as the Voting Trustees under this Agreement.

     Section 6. Applicability to Other Securities. The term of this Agreement shall apply to shares of any class of stock issued by the Company (or another corporation or entity which is a party to a transaction with the Company) as a stock dividend or stock split, or in exchange for shares subject to the terms and conditions of this Agreement, whether by way of reorganization, reclassification, merger or other means. Such securities shall be deposited with the Voting Trustees and trust certificates therefor shall be issued to the Stockholders.

     Section 7. Number and Composition of Trustees.

     (a) At all times prior to the closing of a public offering of the Common Stock through a firm commitment underwriting (the "Initial Public Offering"), the following provisions shall apply:

          (1) The number of Voting Trustees shall be four (4).

          (2) The Voting Trustees shall be Richard Fizdale and Roger Haupt (Messrs. Fizdale and Haupt being referred to as the "TLG Trustees") and Roy Bostock and Craig Brown (Messrs. Bostock and Brown being referred to as the "TMG Trustees").

          (3) Each TLG Trustee shall serve until the earliest to occur of his death, voluntary resignation (as evidenced by a written resignation signed by such TLG Trustee), Permanent Disability (as defined in Section 19) or removal by unanimous vote of the other three Voting Trustees.

          (4) Each TMG Trustee shall serve until the earliest to occur of his death, voluntary resignation (as evidenced by a written resignation signed by such TMG Trustee), Permanent Disability (as defined in Section 19) or removal by unanimous vote of the other three Voting Trustees.

          (5) If a TLG Trustee ceases to serve as a Voting Trustee, then the other TLG Trustee shall be entitled to appoint his successor and the individual so appointed shall be deemed a "TLG Trustee" for all purposes of this Agreement.

          (6) If for any reason (A) both of the TLG Trustees cease to serve as Voting Trustees and (B) no successor TLG Trustee has been named under
     Section 7(a)(5), then the TLG Panel (as defined below) shall select two individuals to become the new TLG Trustees. The "TLG Panel" shall consist of the five individuals owning the highest number of shares of Common Stock as of the date on which the TLG Panel is formed, excluding (x) any stockholder who is not an employee of the Companies (as defined in Section 8(e)) as of the date on which the TLG Panel is formed and (y) any stockholder who was not a stockholder in The Leo Group, Inc. prior to the date of this Agreement. The TLG Panel shall be formed and commence its deliberations immediately following the time at which the conditions in the first sentence of this paragraph are satisfied, shall act by majority vote and shall use its best efforts to select successor TLG Trustees within 30 days. The Voting Trustees shall not be entitled to approve any action or vote the Common Stock subject to this Agreement until successor TLG Trustees have been elected under this paragraph.

          (7) If a TMG Trustee ceases to serve as a Voting Trustee, then the other TMG Trustee shall be entitled to appoint his successor and the individual so appointed shall be deemed a "TMG Trustee" for all purposes of this Agreement.

          (8) If for any reason (A) both of the TMG Trustees cease to serve as Voting Trustees and (B) no successor TMG Trustee has been named under
     Section 7(a)(7), then the TMG Panel (as defined below) shall select two individuals to become the new TMG Trustees. The "TMG Panel" shall consist of the five individuals owning the highest number of shares of Common Stock as of the date on which the TMG Panel is formed, excluding (x) any individual who is not an employee of the Companies (as defined in Section 8(e)) as of the date on which the TMG Panel is formed and (y) any stockholder who was not a stockholder in The MacManus Group, Inc. prior to the date of this Agreement. The TMG Panel shall be formed and commence its deliberations immediately following the time at which the conditions in the first sentence of this paragraph are satisfied, shall act by majority vote and shall use its best efforts to select successor TMG Trustees within 30 days. The Voting Trustees shall not be entitled to approve any action or vote the Common Stock subject to this Agreement until successor TMG Trustees have been elected under this paragraph.

     (b) From and after the Initial Public Offering, the following provisions shall apply:

          (1) The number of Voting Trustees shall be no less than four (4) and no more than nine (9).

          (2) A Voting Trustee shall cease to be a Voting Trustee:

              (A) when the Voting Trustee shall leave the employ of all of the Companies (as defined in Section 8(e)) for any reason;

               (B) in any case, upon his or her death or resignation as a Voting Trustee;

               (C) in any case, upon his or her inability to act or refusal to act.

               Any Voting Trustee may at any time resign by delivering to the other Voting Trustees his/her resignation in writing to take effect ten days thereafter, unless sooner accepted by the remaining Voting Trustees. The conditions set forth in (C) above shall be deemed to have taken place when certified to in writing by a majority of the Voting Trustees then in office.

          (3) In the event that at any time there are less than nine (9) Voting Trustees in office, additional or successor Voting Trustees may be appointed at any time thereafter by a majority of the Voting Trustees then in office and a quorum of Voting Trustees is not necessary for this purpose. In the event a person ceases to be a Voting Trustee, a successor must be appointed within 30 days after such event by the remaining Voting Trustees if the remaining Voting Trustees are less than four (4) in number. In the event that the Voting Trustees have not appointed a successor within 30 days after such event in those cases where they are required to appoint a successor under the terms of the foregoing sentence, the holders of record of trust certificates representing at least a majority of the shares of Common Stock of the Company (or of the proceeds thereof) at the time held in trust hereunder shall also have the power to and shall appoint a successor, such appointment to be made in writing.

          (4) If at any time there are an even number of Voting Trustees, then, in the event of a tie vote, the Voting Trustee who holds the position of Chief Executive Officer of the Company shall have a casting (i.e., tie-breaking) vote.

     Section 8. Method of Action; Authority and Liability of Trustees.

     (a) The Voting Trustees may act, except as herein otherwise expressly provided, (i) by or through a majority of their number in office at the time, at any meeting duly called pursuant to any rule of the Voting Trustees, or notice of which shall have been waived by the Voting Trustees not present, or (ii) by a written instrument without a meeting, signed by all of the Voting Trustees. Any Voting Trustee may vote or may act in person or by proxy. At any meeting of the Voting Trustees the presence, in person or by proxy, of a majority of the Voting Trustees then in office shall constitute a quorum. The Voting Trustees may adopt their own rules of procedure.

     (b) The Voting Trustees shall be fully authorized and empowered to construe this Agreement, and their construction of the same made in good faith shall be final, conclusive and binding upon all holders of trust certificates and on all other parties interested.

     (c) No Voting Trustee shall incur any responsibility as a Stockholder, trustee or otherwise by reason of any error of judgment or mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any sort taken or omitted hereunder or believed by him/her to be in accordance with the provisions and intents hereof or otherwise, except his/her own individual willful misconduct.

     (d) The Voting Trustees may employ counsel (who may be counsel for the Company) and agents, whose reasonable expenses and compensation may be paid by the Company.

     (e) Any Voting Trustee may act as, and receive compensation as, a director, officer, agent or member of any committee of the Company or of any of their controlled or subsidiary or affiliated companies (collectively the "Companies"), or be otherwise associated therewith; and he/she, or any firm of which he/she may be a member, or any corporation or association of which he/she may be a stockholder, director or officer, or any such firm, corporation or association in which he/she may be otherwise directly or indirectly interested, may to the extent permitted by law, and without liability in any way or under any circumstances by reason thereof, contract with any of the Companies, or be or become pecuniarily interested in any matter or transactions to which any of the Companies may be a party or in which any of the Companies may in any way be concerned, as fully as though he/she were not a Voting Trustee.

     (f) No Voting Trustee shall be required to give any bond or security for the discharge of his/her duties.

     (g) The term "Voting Trustees", as used herein and in the trust certificates, shall apply not only to the initial Voting Trustees but also their successors hereunder, and in the event of a vacancy and the appointment of a successor to any Voting Trustee as herein provided, all the rights, powers and duties of such Trustee shall at once pass to and devolve upon his/her successor.

     (h) Notwithstanding any change in the Voting Trustees, the current Voting Trustees may adopt and issue trust certificates in the names of the original or of any subsequent Voting Trustees.

     (i) The Voting Trustees herein appointed, and their successors, may be parties to this Agreement as Stockholders, and to the extent of the stock deposited by them or of trust certificates held by them, they shall be entitled in all respects to the same rights and benefits as other Stockholders; and in their individual capacities and for their own accounts, may freely buy, sell or deal in shares of stock of the Company and trust certificates, subject to the Company Stock Purchase Agreement.

     Section 9. Governance Matters.

     (a)  Board of Directors.

            (1) At all times prior to the Initial Public Offering (as defined in Section 7(a) above), the Voting Trustees shall vote all shares of Common Stock (and any other securities) held in trust hereunder and take all other actions necessary or desirable in order to implement the following:

               (A) Subject to Section 9(a)(1)(B)below:

                    (i) The size of the board of directors shall be set at four (4) members .

                    (ii) Richard Fizdale and Roger Haupt shall be elected as directors (the "TLG Directors").

                    (iii) Roy Bostock and Craig Brown shall be elected as
               directors (the "TMG Directors").

                    (iv) No TLG Director or TMG Director shall be removed from office, except by the vote of three out of the four Voting Trustees.

                    (v) If a TLG Director dies, voluntarily resigns from the board (as evidenced by a written resignation signed by such TLG Director), becomes Permanently Disabled or is removed from office by the vote of three out of the four Voting Trustees, then the Voting Trustees shall immediately elect as a director an individual designated by the TLG Trustee(s) then in office. If there are no TLG Trustees in office, then the replacement(s) for the TLG Director(s) shall be designated by the successor TLG Trustees selected by the TLG Panel under Section 7 above. From and after his or her election, each such individual shall be a "TLG Director" for all purposes of this Agreement.

                    (vi) If a TMG Director dies, voluntarily resigns from the board (as evidenced by a written resignation signed by such TMG Director), becomes Permanently Disabled or is removed from office by the vote of three out of the four Voting Trustees, then the Voting Trustees shall immediately elect as a director an individual designated by the TMG Trustee(s) then in office. If there are no TMG Trustees in office, then the replacement(s) for the TMG Director(s) shall be designated by the successor TMG Trustees selected by the TMG Panel under Section 7 above. From and after his or her election, each such individual shall be a "TMG Director" for all purposes of this Agreement.

          (B) From and after the closing of the Dentsu Investment (as defined in Section 9(c) below), the Voting Trustees shall (i) increase the size of the board of directors to the number required by the Dentsu Investment Agreement (as defined in Section 9(c) below), (ii) elect as directors one or more individuals designated by Dentsu, Inc. (or one or more of its affiliates) on the terms and conditions set forth in the Dentsu Investment Agreement, and (iii) take (or refrain from taking) such other actions as required by the Dentsu Investment Agreement.

     (2) At all times prior to the Initial Public Offering, all actions of the Board of Directors, except for actions taken pursuant to Section 9(c) and 9(d) below, shall require both (i) an affirmative vote of a majority of all the directors and (ii) an affirmative vote of a majority of the TLG Directors and the TMG Directors as a group.

          (3) From and after the Initial Public Offering, directors shall be elected and removed by action of the Voting Trustees voting together with those stockholders of the corporation who are not party to this Agreement, but subject to the terms of the Dentsu Investment Agreement.

     (b) Officers. At all times prior to the Initial Public Offering, 75% or more of the Voting Trustees then in office may vote any or all shares of Common Stock (and any other securities) held in trust hereunder, and take any or all other actions necessary or desirable, in order to elect or remove any or all of the following officers of the Company: Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Administrative Officer, and Secretary. From and after the Initial Public Offering, the board of directors, rather than the Voting Trustees, shall have the right to elect and remove all of the corporate officers.

     (c) Dentsu Investment. As used in this Agreement, "Dentsu Investment" shall mean an acquisition of shares of common stock in the Company by Dentsu, Inc. (or one or more of its affiliates) for cash, such shares to represent approximately 20% of the outstanding common stock of the Company (after giving effect to such acquisition and such preemptive or anti-dilution rights as may be granted to Dentsu), and otherwise on terms generally consistent with those described in the Private Placement Memorandum dated December 30, 1999. "Dentsu Investment Agreement" shall mean any stock purchase, investment or voting agreement entered into between the Company and Dentsu, Inc. (or one or more of its affiliates) in connection with the Dentsu Investment. With respect to the Dentsu Investment, the following provisions shall apply in the event that the TLG Directors and the TMG Directors are unable to agree on the advisability or terms of the Dentsu Investment on or prior to April 1, 2000:

          (1) each TLG Trustee shall have two votes on all stockholder actions which are reasonably necessary to complete the Dentsu Investment; provided that the TLG Trustees shall not have the right to:

               (A) change the number of TLG Directors or TMG Directors specified in Section 9(a)(1);

               (B) elect or remove any of the officers specified in Section 9(b)(1);

               (C) change the composition of the Voting Trustees provided for in this Agreement; or

               (D) amend this Agreement; provided that, notwithstanding any provision of this Agreement to the contrary, the TLG Trustees shall have the power to amend and restate this Agreement if and to the extent necessary to implement the board representation or other rights granted to Dentsu, Inc. (or one or more of its affiliates) under the Dentsu Investment Agreement; and

          (2) each TLG Director shall have two votes on all actions by the board of directors which are reasonably necessary to complete the Dentsu Investment, including without limitation approval of the Dentsu Investment Agreement.

     (d) Initial Public Offering. If, on or before January 31, 2002, the Company has not completed an Initial Public Offering of shares equal to at least 10% of the then outstanding common stock of the Company (a "Qualified Initial Public Offering"), then:

          (1) each TMG Trustee shall have three votes on all stockholder actions which are reasonably necessary to complete a Qualified Initial Public Offering; provided, that the TMG Trustees shall not have the right to:

               (A) change the composition of the board of directors from that specified in Section 9(a) above, except (i) to add up to four independent directors effective upon the closing of a Qualified Initial Public Offering or (ii) to add up to three independent directors prior to the closing of a Qualified Initial Public Offering if and only if the TLG Directors refuse to sign an SEC registration statement for a Qualified Initial Public Offering (other than on the grounds that the TLG Directors reasonably believe that the registration statement presented to the board of directors for signature contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading);

               (B) elect or remove any of the officers listed in Section 9(b)(1) above;

               (C) change the composition of the Voting Trustees provided for in this Agreement; or

               (D) amend this Agreement.

          (2) each TMG Director shall have three votes on all actions by the board of directors which are reasonably necessary to complete a Qualified Initial Public Offering.

          (3) The foregoing notwithstanding, if the need for or reasonableness of any stockholder or board action in connection with a Qualified Initial Public Offering is disputed by the TLG Trustees, then the TMG Trustees shall not take such action unless and until the need for and reasonableness of such action has been confirmed by written advice of a nationally recognized investment banking firm.

     The special voting rights granted under this Section 9(d) shall terminate immediately following a Qualified Initial Public Offering.

     Section 10. Cancellation of Certificate.

     (a) Upon receipt by the Voting Trustees of written notice from the Company that an Applicable Event (as defined in the Company Stock Purchase Agreement) has occurred with respect to any shares of Common Stock deposited under this Agreement, and that the Voting Trustees are authorized and directed by the Company to cancel the registration of the trust certificate representing such shares, the Voting Trustees shall cancel such registration and shall transfer such shares to the Company.

     (b) Neither the Voting Trustees nor any agent of the Voting Trustees shall be responsible to any Stockholder or any person to whom any Stockholder has made or has attempted to make any transfer of any trust certificate, or to the heirs, representatives or assigns of any Stockholder or any such person, for any loss, damage or expense suffered by any Stockholder or any such person as the result of any action taken by the Voting Trustees or any agent of the Voting Trustees pursuant to this Section.

     Section 11. Power to Vote and to Consent.

     (a) Until the actual delivery to the holders of trust certificates, by or on behalf of the Voting Trustees, of stock certificates or other securities in exchange for trust certificates or until the stock certificates or other securities deposited hereunder shall have been transferred out of the names of the Voting Trustees as holders of record, the Voting Trustees shall have the full and unqualified right and power to vote and to execute consents with respect to all shares of stock and other securities having voting power held by them, at all meetings of stockholders or holders of such other securities for any purpose.

     (b) Anything to the contrary above notwithstanding, in the event of a proposed sale of all or substantially all the assets of, a merger or consolidation of, or the dissolution of the Company, the respective holders of record of trust certificates shall have the right to direct the Voting Trustees in the voting of the shares attributable to each (to the extent a shareholder vote is required by applicable law upon such matters), and the Voting Trustees shall solicit such directions in writing and shall vote (or refrain from voting) the shares in accordance with such directions, it being expressly understood that such holders of record of trust certificates shall not be deemed the holders of record of the Company's shares for any purposes whatsoever, such shares being in the name of the Voting Trustees on the books of the Company.

     Section 12. Compensation, Indemnity and Expenses. The Voting Trustees shall not be entitled to compensation for services but shall be indemnified against any and all expenses and liabilities incurred by them in connection with or growing out of this Agreement or the bona fide discharge of their duties hereunder; and they may receive indemnity from the Company or from others against all such claims, expenses and liabilities as may be agreed upon between them and the Company or any other company whose securities they may hold. The Company shall be deemed to be fully entitled, by action of the board of directors of the Company, to assume or otherwise provide for payment of any and all expenses and liabilities incurred by the Voting Trustees in connection with or arising out of this Agreement. To the extent that such payments or adequate provision therefor shall not have been made by the Company, the Voting Trustees and their agents shall have a first lien on all the shares of stock and other securities deposited or held hereunder and the income received by them thereon and the proceeds thereof, for repayment to them of their expenses and disbursements hereunder.

     Section 13. Taxes. If at any time the Voting Trustees are of the opinion that any tax or governmental charge is payable in respect of any shares of stock or other securities held by them hereunder, or in respect of any dividends, distributions or other rights arising from or appurtenant to the subject matter of this Agreement, the Voting Trustees may, but shall not be required to, pay such tax or governmental charge and the Voting Trustees shall be entitled to reimbursement from the appropriate Stockholder.

     Section 14. Cash Dividends. Until the actual delivery of stock certificates or other securities to the holders of trust certificates in exchange for trust certificates, the holder of each trust certificate shall be entitled to receive, from time to time, payment of any dividends or distributions, other than such as shall be securities described in Section 6 hereof, collected by the Voting Trustees upon the number of shares (or the proceeds thereof) at the time held in trust hereunder. The Voting Trustees may in their discretion, from time to time, instead of receiving and distributing any such dividends or distributions, authorize the Company to make payment or delivery thereof directly to the holders of trust certificates.

     Section 15. Stock Dividends. In the event that any dividend paid in Common Stock of the Company shall be received by the Voting Trustees, the respective holders of the trust certificates issued hereunder shall be entitled to the delivery of new or additional trust certificates for the amount of stock received by the Voting Trustees as such dividend upon the number of such shares of the Company represented by their respective trust certificates therefor outstanding.

     Section 16. Termination.

     (a) This Agreement shall have an unlimited duration; provided, however, that this Agreement may be terminated at any time, either (1) by the vote or written consent of at least 75% of the Voting Trustees or (2) by the vote or written consent of the holders of record of trust certificates representing at least 75% of the shares of Common Stock subject to this Agreement (or of the proceeds thereof).

     (b) If this Agreement is terminated, the Voting Trustees may require the holders of trust certificates to exchange them for the shares of stock and any other securities then held by the Voting Trustees.

     Section 17. Acceptance. The Voting Trustees hereby accept the trust hereunder subject to all the terms, conditions and reservations herein contained, and agree that they will exercise the powers and perform the duties of Voting Trustees as herein set forth; provided, however, that nothing herein contained shall be construed to prevent any or all of the Voting Trustees from resigning and discharging themselves from the trust aforesaid.

     Section 18. Continuation of Rights as Record Holders. Nothing contained in this Agreement shall be construed to deprive the Voting Trustees, or their nominee or nominees, of the right as record holder or holders of any of the shares of stock or other securities at any time held hereunder to vote the same and to execute consents with respect thereto, notwithstanding the termination of this Agreement, so long as they shall be or shall continue to be record holders of such shares of stock or other securities.

     Section 19. Definitions.

     (a) "Company" shall mean Bcom3 Group, Inc., a corporation organized and existing under the laws of the State of Delaware, or any corporation or corporations successor to it, and in the event of such succession, the shares of the successor corporation received by the Voting Trustees shall be held by them in lieu of the shares of stock of Bcom3 Group, Inc. deposited hereunder and in all respects subject to the terms and conditions of this Agreement.

     (b) "Permanent Disability" or "Permanently Disabled" shall mean the failure or inability of an individual to substantially perform his or her duties hereunder as a result of his or her mental or physical incapacity or disability for a period of at least 120 days, whether or not consecutive, within any 360 day period, as confirmed by competent medical evidence.

     Section 20. Notices. All notices to the holders of trust certificates shall be given by mail addressed to the registered holders of such trust certificates at the addresses furnished by such holders to the Voting Trustees; and any call or notice whatsoever when so mailed by the Voting Trustees shall be taken and considered as though personally served on all parties hereto, including the holders of such trust certificates, and upon all parties becoming bound hereby, and such mailing shall be the only notice required to be given under any provision of this Agreement.

     Section 21. Copies and Inspection. Copies of this Agreement shall be filed in the principal office of the Company in the State of Illinois and in the registered office of the Company in the State of Delaware, and shall be open to the inspection of any Stockholder of the Company or of any trust certificate holder hereunder daily during business hours.

     Section 22. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or this Agreement.

     Section 23. Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     Section 24. Amendment. This Agreement may be amended either (1) by the vote or written consent of at least 75% of the Voting Trustees or (2) by the vote or written consent of the holders of record of trust certificates representing at least 75% of the shares of Common Stock subject to this Agreement (or of the proceeds thereof); provided, however, that no amendment shall be effective unless it applies uniformly to all trust certificates and holders thereof and provided further that the Voting Trustees shall not have the authority to amend
Section 11(b), Section 14 or this Section 24.

     Section 25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                                 STOCKHOLDERS:

     Each party hereto signing as a Stockholder hereby sells, assigns and transfers unto the Voting Trustees the shares of the Common Stock of the Company owned by him/her and identified as to the number of shares in the appropriate places opposite his/her signature.


___________________________         __________________________________
Signature                           Number of Shares Deposited or
                                    Caused to be Deposited Hereunder


___________________________         __________________________________
Printed Name                        Date


                       VOTING TRUSTEES' SIGNATURE PAGE:


          /s/ Richard Fizdale                      /s/ Roger Haupt
       _________________________               ________________________
              Richard Fizdale                          Roger Haupt


            /s/ Craig Brown                        /s/ Roy Bostock
       _________________________               ________________________
                Craig Brown                            Roy Bostock